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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors and Shareholders
Pride International, Inc.

We consent to the use of our audit report dated January 23, 2001 on the consolidated financial statements of Marine Drilling Companies, Inc. and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, incorporated herein by reference, and to the incorporation by reference of such report in the Registration Statements on Form S-8 (Registration Nos. 333-06823, 333-06825, 333-27661, 333-35089,
333-35093, 333-87259 and 333-87263) and on Form S-3 (Registration Nos.
333-40302, 333-40014, 333-44925 and 333-56678) of Pride International, Inc. and
in the Registration Statement of Pride International, Inc. and PM Merger, Inc. on Form S-4 (Registration Nos. 333-66644 and 333-66644-01).

                                           KPMG LLP

Houston, Texas
September 28, 2001